Exhibit 99.1

Hyperdynamics Corporation

Annual Meeting of Stockholders Held on January 27, 2016

Final Report of the Inspector of Election

I, the undersigned, duly appointed Inspector of Election at the Annual Meeting of Stockholders (the “Meeting”) of Hyperdynamics Corporation (the “Company”) held on January 27, 2016 hereby certify that:

1)                                     Before entering upon the discharge of my duties as Inspector of Election at the Meeting, I took and signed an Oath of Inspectors of Election.

2)                                     The Meeting was held at the Hotel Sorella City Centre at 800 Sorella Court, Houston, TX 77024 on Wednesday, January 27, 2016 at 9:00 a.m. (CST), pursuant to notice duly given.

3)                                     At the close of business on December 23, 2015, the record date for the determination of stockholders entitled to vote at the Meeting, there were issued and outstanding 21,046,591 shares of the Company’s Common Stock, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company.

4)                                     At the Meeting, the holders of 16,573,425 shares of the Company’s Common Stock were represented in person or by proxy, constituting a quorum.

5)                                     The undersigned canvassed the votes of the stockholders cast by ballot or proxy on the matters presented at the Meeting.

6)                                     At the Meeting, the vote on the election of six (6) directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal was as follows:

	For	Withhold

Ray Leonard	8,021,163	549,453

Patricia N. Moller	8,018,518	552,098

Ian Norbury	7,995,116	574,669

William O. Strange	7,753,116	817,500

Fred Zeidman	7,768,319	802,297

Gary D. Elliston	7,962,894	607,722

Dr. Gerald Bailey	397,038	-0-

William Hayden	397,038	-0-

James Wilson	397,038	-0-

7)                                     At the Meeting, the vote on the ratification of the appointment of Hein & Associates LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016 was as follows:

For	Against	Abstain

15,897,416	352,469	323,540

8)                                     At the Meeting, the advisory vote to approve the executive compensation of the Company’s named executive officers was as follows:

For	Against	Abstain

6,261,731	2,230,784	475,139

9)                                     At the Meeting, the vote to amend the Company’s 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,250,000 shares to 2,000,000 shares was as follows:

For	Against	Abstain

5,708,835	2,805,543	453,276

IN WITNESS WHEREOF, I have made this Final Report and have hereunto set my hand this 2nd day of February 2016.

Respectfully submitted,

IVS Associates, Inc.

/s/ Creighton D. Dunlop

Creighton D. Dunlop